Exhibit 1.1

8,300,000 AMERICAN DEPOSITARY SHARES
REPRESENTING
16,600,000 CLASS A ORDINARY SHARES, PAR VALUE US$0.0001 PER SHARE

NIU TECHNOLOGIES

UNDERWRITING AGREEMENT

, 2018

CREDIT SUISSE SECURITIES (USA) LLC

CITIGROUP GLOBAL MARKETS INC.

c/o	Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, N.Y. 10010-3629

c/o	Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
United States

As representatives (the “Representatives”) of the several Underwriters named in Schedule A hereto

Ladies and Gentlemen:

NIU Technologies, an exempted company incorporated with limited liability incorporated under the laws of the Cayman Islands (“Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several Underwriters named in Schedule A hereto (“Underwriters”), an aggregate of 8,300,000 American Depositary Shares (“American Depositary Shares” or “ADSs”), each ADS representing two Class A ordinary shares of par value US$0.0001 per share of the Company (the “Class A Ordinary Shares”). The Company also agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,245,000 ADSs, subject to the terms and conditions stated herein.  The aggregate of 8,300,000 ADSs to be sold by the Company are hereinafter referred to as the “Firm Securities,” and the aggregate of up to 1,245,000 additional ADSs to be sold by the Company are hereinafter referred to as the “Optional Securities.”  The Firm Securities and the Optional Securities are hereinafter collectively referred to as the “Offered Securities.” Unless the context otherwise requires, each reference to the Firm Securities, the Optional Securities or the Offered Securities herein also includes the underlying Class A Ordinary Shares (hereinafter referred to as the “Offered Shares”). The Class A Ordinary Shares and Class B ordinary shares, par value US$0.0001 per share, of the Company are hereinafter referred to as the “Ordinary Shares.”

The Underwriters will take delivery of the Offered Securities in the form of American Depositary Shares. The American Depositary Shares are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated as of      , 2018 among the Company, CITIBANK, N.A., as depositary (the “Depositary”), and holders and beneficial holders from time to time of the American Depositary Receipts (“ADRs”) issued by the Depositary.  Each American Depositary Share will initially represent the right to receive two Class A Ordinary Shares deposited pursuant to the Deposit Agreement.

1.                                      Representations and Warranties of the Company.

(a)                                 The Company represents and warrants to, and agrees with the several Underwriters that:

(i)                                     Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-1 (File No. 333-227497) covering the registration of the Offered Securities under the Act (as defined below), including a related preliminary prospectus or prospectuses.  At any particular time, this initial registration statement, as amended until such time it becomes effective, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) of the Act and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.”  The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities.  At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement.” A registration statement on Form F-6 (File No. 333-227702) relating to the ADSs has been filed with the Commission and such registration statement has become effective (such registration statement on Form F-6, including all exhibits thereto, as amended through the time such registration statement becomes effective, being hereinafter referred to as the “ADS Registration Statement”).  The Company has also filed, in accordance with Section 12 of the Exchange Act (as defined below), a registration statement (the “Exchange Act Registration Statement”) on Form 8-A (File No. 001-38696) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Ordinary Shares and the ADSs.  For purposes of this Agreement, all references to the Initial Registration Statement, the Additional Registration Statement, the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus or the Final Prospectus (including any prospectus wrapper), or any amendment or supplement to any of the foregoing, shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

As of the time of execution and delivery of this Agreement, each of the Initial Registration Statement and the ADS Registration Statement has been declared effective under the Act and is not proposed to be amended, and the Exchange Act Registration Statement has become effective, as provided in Section 12 of the Exchange Act.  Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended.  No stop order suspending the effectiveness of the Initial Registration Statement (or any post-effective amendment thereto), the ADS Registration Statement or the Additional Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.  The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement, the ADS Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the United States Securities Act of 1933, as amended.

“Applicable Time” means [10 P.M.], New York City time, on the date of this Agreement.

“Closing Date” has the meaning defined in Section 2 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Controlled Entity” has the meaning defined in Section 1(ix) hereof.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c).  If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the Public Offering Price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by it being so specified in Schedule C-1 to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), including any Bona Fide Electronic Road Show (as defined below).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus and as stated in Schedule C-2 to this Agreement.

“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business, assets, rights, operations, management, properties or prospects of the Company and the Controlled Entities (as defined below), taken as a whole, or on the ability of the Company to perform its obligations under the Transaction Documents (as defined below).

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement.”  A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time.  A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time.  For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Section 5(d) Communications” means any oral or written communications undertaken solely pursuant to Section 5(d) of the Act, also known as a “Testing-the-Waters” communication.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the  NASDAQ Global Market (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement.  For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Act.

(ii)                                  Compliance with the Requirements of the Act. (A)(i) At their respective Effective Times, (ii) on the date of this Agreement and (iii) on each Closing Date, each of the Initial Registration Statement, the Additional Registration Statement (if any), the ADS Registration Statement and any amendments and supplement thereto conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from any such document made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

(iii)                               Ineligible Issuer Status. (A) At the time of the initial filing of the Initial Registration Statement and (B) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (i) the Company or any of -its subsidiaries or VIEs (as defined below) in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405, and (ii) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iv)                              EGC Status. From the time of the initial confidential submission of the Initial Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Section 5(d) Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”).

(v)                                 Section 5(d) Communications. The Company (A) has not engaged in any Section 5(d) Communication, other than Section 5(d) Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (B) has not authorized anyone other than the Representatives to engage in Section 5(d) Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Section 5(d) Communications. The Company has not distributed any written Section 5(d) Communications other than those listed on Schedule C-3 hereto.

(vi)                              Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus and written Section 5(d) Communication as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, (A) conformed, conforms and will conform in all material respects to the requirements of the Act and the Rules and Regulations and (B) did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, the General Disclosure Package (as defined below) or the Final Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus or making of a Section 5(d) Communication there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus or Section 5(d) Communication, as applicable, conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus or Section 5(d) Communication, as applicable, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus or Section 5(d) Communication, as applicable, to eliminate or correct such conflict, untrue statement or omission.

(vii)                           General Disclosure Package. As of the Applicable Time, neither (A)  the General Use Issuer Free Writing Prospectus issued at or prior to the Applicable Time and the preliminary prospectus, dated October 9, 2018 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C-1 to this Agreement, all considered together (collectively, the “General Disclosure Package”), nor (B) any individual Limited Use Issuer Free Writing Prospectus stated in Schedule C-2 to this Agreement, nor (C) any written Section 5(d) Communication stated in Schedule C-3 to this Agreement, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus or any written Section 5(d) Communication in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.  No order preventing or suspending the use of the preliminary prospectus, dated October 9, 2018 or any Issuer Free Writing Prospectus has been issued by the Commission.

(viii)                        Good Standing of the Company. The Company has been duly incorporated and is validly existing under the laws of the Cayman Islands, with power and authority (corporate and otherwise) to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. The currently effective memorandum and articles of association or other constitutional or organizational documents of the Company comply with the requirements of applicable Cayman law and are in in full force and effect, and the amended and restated memorandum and articles of association of the Company adopted by special resolution passed on September 24, 2018, effective immediately prior to closing of the offering of the ADSs, filed as Exhibit 3.2 to the Registration Statement, or other constitutional or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and, immediately following closing on the Closing Date of the ADSs offered and sold hereunder, will be in full force and effect. Complete and correct copies of all constitutional documents of the Company and all amendments thereto have been delivered to the Representatives and no change will be made to any of such constitutional documents on or after the date of this Agreement through and including the Closing Date.

(ix)                              Controlled Entities.  The subsidiaries and consolidated variable interest entities listed in Schedule D (referred to hereinafter each as a “Controlled Entity” and collectively as “Controlled Entities”) shall be the entire list of all subsidiaries and variable interest entities owned by the Company. Except as disclosed in Registration Statement, the General Disclosure Package and the Final Prospectus, each Controlled Entity has been duly incorporated and is validly existing as a corporation with limited liability, and in good standing under the laws of the jurisdiction of its incorporation (to the extent such concept exists in such jurisdiction), with full corporate or other power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and, to the extent applicable, each Controlled Entity is duly qualified to do business as a foreign corporation in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification; the constitutional documents of each Controlled Entity comply with the requirements of applicable laws of the jurisdiction of its incorporation and are in full force and effect. All of the issued and outstanding share capital of each Controlled Entity has been duly authorized and validly issued and is fully paid and nonassessable, in accordance with the applicable laws and its respective constitutive documents, and except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the capital stock of each Controlled Entity owned, directly or indirectly, by the Company, is owned free from liens, encumbrances and defects.

(x)                                 VIE Agreements and Corporate Structure.

(A)                               The description of the corporate structure of the Company and each of the agreements among the subsidiaries, the shareholders, the sponsors of the Controlled Entities that are variable interest entities (“VIEs”) and the VIEs, as the case may be (each a “VIE Agreement” and collectively, the “VIE Agreements”) as set forth in the General Disclosure Package and the Final Prospectus under the captions “Corporate History and Structure” and “Related Party Transactions” and filed as Exhibits 10.5 to 10.8 to the Registration Statement is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with the Controlled Entities taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the General Disclosure Package and the Final Prospectus.

(B)                               Each VIE Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, no consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required, other than those already obtained, for the performance of the obligations under any VIE Agreement by the parties thereto; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. The corporate structure of the Company comply with all applicable laws and regulations of the PRC, and neither the corporate structure nor the VIE Agreements violate, breach, contravene or otherwise conflict with any applicable laws of the PRC. To the best knowledge of the Company after due inquiry, there is no legal or governmental proceeding, inquiry or investigation pending against the Company, the subsidiaries and VIEs or shareholders or sponsors of the VIEs in any jurisdiction challenging the validity of any of the VIE Agreements, and no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(C)                               The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of the Controlled Entities pursuant to (A) the constitutional or organizational documents of the Company or any of the subsidiaries and VIEs, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Controlled Entities or any of their properties, or any arbitration award, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, or (C) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the properties of the Company or any of the subsidiaries and VIEs is subject. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. To the best knowledge of the Company after due inquiry, none of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and no such termination or non-renewal has been threatened by any of the parties thereto.

(D)                               The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIEs, through its rights to authorize the shareholders or sponsors, as the case may be, of the VIEs to exercise their voting rights.

(xi)                              Offered Shares. The Offered Shares and all other outstanding share capital of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus and, upon (A) the automatic conversion of all of the Company’s outstanding ordinary shares as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and (B) the issuance and sale of the Firm Shares, the Company shall have an authorized and outstanding capital as set forth under the columns of the Capitalization table labeled “Pro forma” and “Pro forma as adjusted”. All outstanding share capital of the Company are, and, when the Offered Shares have been delivered and paid for in accordance with this Agreement and the Deposit Agreement, as the case may be, on each Closing Date, such Offered Shares will have been, validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and the Final Prospectus to the description of such Offered Shares contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Offered Shares; none of the outstanding share capital of the Company has been issued in violation of any preemptive right, resale right, right of first refusal or similar rights of any security holder; the Offered Shares to be sold by the Company, when issued and delivered against payment heretofore pursuant to this Agreement, will not be subject to any security interest, other encumbrance or adverse claims, will be issued in compliance with all federal and state securities laws and will not be issued in violation of any preemptive right, resale right, right of first refusal or similar rights of any security holder; upon payment of the purchase price in accordance with this Agreement at each Closing Date, the Depositary or its nominee, as the registered holder of the Ordinary Shares represented by the Offered Shares, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum and Articles of Association of the Company as then in effect; except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of Ordinary Shares represented by the Offered Shares or the Ordinary Shares under the laws of the Cayman Islands or the United States, as the case may be; the Ordinary Shares represented by the Offered Shares may be freely deposited by the Company with the Depositary or its nominee against issuance of American Depositary Receipts (“American Depositary Receipts” or “ADRs”) evidencing the Offered Shares as contemplated by the Deposit Agreement.

(xii)                           Financial Statements. The financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company and the Controlled Entities as of the dates indicated and the consolidated income statement, comprehensive income, changes in equity and cash flows for the periods specified and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data contained in the Registration Statement, the General Disclosure Package and the Final Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; the Company and the Controlled Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet transactions, arrangements, obligations or other relationships with any of the unconsolidated entities or other person), that are not described in the Registration Statement, the General Disclosure Package and the Final Prospectus. All disclosures contained in the Registration Statement, the General Disclosure Package and the Final Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply with Regulation G of the Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

(xiii)                        Operating and Other Company Data. All operating, user metrics and other Company data disclosed in the Registration Statement, the General Disclosure Package, the Final Prospectus, any written Section 5(d) Communication and any “road show” as defined in Rule 433(h) under the Act are true and accurate in all material respects.

(xiv)                       No Material Adverse Change in Business. Since the end of the period covered by the latest financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus, (A) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities, taken as a whole, that is material and adverse, (B) there has been no purchase of its own outstanding share capital by the Company, no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (C) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and the Controlled Entities, (D) neither the Company nor any of the Controlled Entities has (i) entered into or assumed any material transaction or agreement, (ii) incurred, assumed or acquired any material liability or obligation, direct or contingent, (iii) acquired or disposed of or agreed to acquire or dispose of any business or any other asset, or (iv) agreed to take any of the foregoing actions and (E) neither the Company nor any of the Controlled Entities has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(xv)                          Yinan Li Matters. Yinan Li or any person acting on his behalf does not  act as a director, officer or employee of the Company or its Controlled Entities, or by any means participates in or exercises any control or influence over the operations of the Company or its Controlled Entities. The Company has effective corporate governance measures in place to deny and procure its directors, officers and employees to deny any access of any material non-public information about the Group to Yinan Li or any person acting on his behalf. For the avoidance of doubt,  none of the protectors of the trust which has Yinan Li as the beneficiary and beneficially holds equity interests in the Company solely in that capacity shall be deemed as a person acting on behalf of Yinan Li.

(xvi)                       Title to Property. The Company and the Controlled Entities have good and marketable title to all properties and assets owned by them which are material to the business operations of the Company, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, any material real property and buildings held under lease by each of the Company and the Controlled Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made thereof by the Company and the Controlled Entities.

(xvii)                    Taxes.  The Company and the Controlled Entities have paid all national, regional, foreign, local and other taxes (imposed directly or through withholding) and filed all tax returns, reports and filings required to be paid or filed on a timely basis; and except as otherwise disclosed in the General Disclosure Package and Final Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of the Controlled Entities or any of their respective properties or assets, except, in each case, for any deficiencies that, individually or in the aggregate, would not have a Material Adverse Effect. All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Controlled Entities as described in the General Disclosure Package and the Final Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation.

(xviii)                 Insurance. The Company and each of the Controlled Entities maintain insurance from reputable insurers covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate, such insurance insures against such losses and risks to an extent which is adequate to protect the Company and the Controlled Entities and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force on each Closing Date; neither the Company nor any of the Controlled Entities has any reason to believe that it will not be able to renew any such insurance as and when such insurance expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business; and there is no material insurance claim made by or against the Company or any of the Controlled Entities, pending, outstanding or threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid.

(xix)                       Termination of Contracts. Neither the Company nor any of the Controlled Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Final Prospectus or filed as an exhibit to the Registration Statement, and to the best knowledge of the Company after due inquiry, no such termination or non-renewal has been threatened by the Company or any of the Controlled Entities or any other party to any such contract or agreement.

(xx)                          Possession of Licenses and Permits. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, each of the Company and the Controlled Entities possesses, is in compliance with the terms of, and is not in in breach of or in default under, all adequate certificates, authorizations, franchises, concessions, consents, approvals, orders, licenses and permits and have made all declarations and filings with, the appropriate domestic or foreign, national, regional, local or other governmental or regulatory authorities (collectively, “Licenses”) that are necessary or material for the ownership, lease, license or use of their respective properties or assets or the conduct of their respective business now conducted or proposed to be conducted as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, except where lack of the license would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and have not received any notice of proceedings relating to, and is not aware that any regulatory body is considering, the suspension, revocation or modification of any Licenses.

(xxi)                       Absence of Existing Defaults and Conflicts. Neither the Company nor any of the Controlled Entities is (A) in violation of its respective memorandum and articles of association, charter or other constitutive documents, (B) in violation of any statue, law, rule, regulation, ordinance, directive, judgment, decree, guideline, notice or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, having jurisdiction over the Company or any of the Controlled Entities, including but not limited to all statutory or common law provisions relating to parallel imports, grey markets, trademark or copyright protection, passing-off, tortious interference, inducement of contract breach, e-commerce and privacy or (C) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, deed of trust, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject; except in the case of (B) and (C) above, such defaults or violations that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxii)                    Absence of Further Requirement. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the issue and sale of the Offered Securities, for the deposit of the Offered Shares with the Depositary against issuance of the Offered Shares or the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) in connection with the issuance, offering and sale of the Offered Shares, except such as have been obtained, or made on or prior to the Closing Date, and are, or on the Closing Date will be, in full force and effect, including (i) under applicable blue sky laws in any jurisdiction in which the Offered Shares are offered and sold and (ii) under the rules and regulations of the FINRA.

(xxiii)                 Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Transaction Documents, and the issuance and sale of the Offered Securities hereunder and the deposit of the Offered Shares with the Depositary against issuance of the Offered Securities and the consummation of the transactions contemplated by the Transaction Documents in connection with this offering will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Controlled Entities pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the properties or assets of the Company or any of the Controlled Entities is subject, (B) result in any violation of the provisions of the memorandum and articles of association, charter or other constitutive documents of the Company or any of the Controlled Entities, or (C) result in a violation of any License or (D) result in the violation of any judgment, law or statute or any order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of the Controlled Entities or any of their properties or assets.  A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Controlled Entities.

(xxiv)                Listing. The Offered Securities have been approved for listing on the [NASDAQ Global Market], subject only to official notice of issuance.

(xxv)                   Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package,  and the Final Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section (x) hereof. Each of the directors, officers and existing shareholders of the Company has furnished to the Representatives on or prior to the date hereof a letter or letters substantially in the form of Exhibit A hereto (the “Lock-Up Letter”).

(xxvi)                Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes valid and legally binding obligations of the Company enforceable in accordance with its terms.

(xxvii)             Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The ADSs, when issued by the Depositary against the deposit of the Offered Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and the persons in whose names such ADSs are registered will be entitled to the rights of registered holders of the ADSs specified therein and in the Deposit Agreement.  The Deposit Agreement and the ADSs conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xxviii)          Payments in Foreign Currency.  All dividends and other distributions declared and payable on the Offered Shares may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands and the PRC and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands and the PRC or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands and the PRC or any political subdivision or taxing authority thereof or therein.

(xxix)                Payments of Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company or its respective shareholder (as applicable), from making any other distribution on such subsidiary’s share capital, from repaying to the Company or its respective shareholder (as applicable) any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary to the extent permitted under the applicable laws.

(xxx)                   Stamp Duty. Under the laws and regulations of each of the jurisdictions in which the Company and the Controlled Entities are incorporated or organized, as applicable, or any political subdivision or taxing authority thereof or therein (each, a “Relevant Taxing Jurisdiction”), no stamp, issuance, transfer, transaction, documentary or registration taxes or duties and no capital gains, income, withholding or any other taxes or duties are payable by or on behalf of the Underwriters, other than any net income, capital gains or similar taxes imposed on the Underwriters by any jurisdiction as a result of any present or former connection between the Underwriters and the jurisdiction imposing such tax, to any Cayman or PRC taxing authority in connection with (A) the issuance, sale and delivery of the Offered Shares by the Company, the deposit of the Offered Shares with the Depositary, the issuance of the Offered Securities by the Depositary, and the delivery of the Offered Securities to or for the account of the Underwriters, (B) the purchase from the Company of the Offered Shares and the initial sale and delivery of the Offered Securities representing the Offered Shares to purchasers thereof by the Underwriters, or (C) the execution, delivery and enforcement of this Agreement or the Deposit Agreement, provided that neither this Agreement nor the Deposit Agreement is executed in, or subsequently brought within, the Cayman Islands.

(xxxi)                Absence of Manipulation. Neither the Company, any of the Controlled Entities nor any of their respective directors, officers, affiliates or controlling persons, acting on its behalf, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.

(xxxii)             Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management,” “Principal Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects and present the information required to be shown.  The preceding sentence, insofar as it relates to statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the heading “Underwriting”, does not apply to information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

(xxxiii)          Material Agreements. The descriptions of each of the agreements (each a “Material Agreement” and collectively, the “Material Agreements”) under the caption “Related Party Transactions” in the Registration Statement, the General Disclosure Package and the Final Prospectus are true and correct in all material respects. Each Material Agreement has been duly authorized, executed and delivered by the relevant parties of such agreement, is in full force and effect, and constitutes a valid and binding obligation of such parties, enforceable against such parties in accordance with its terms. No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution and delivery by the Company or its Controlled Entity of, and compliance by the Company or its Controlled Entity with, the provisions of each of the Material Agreements, except such as shall have been obtained or waived.

(xxxiv)         Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package and the Final Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxv)            Statistical and Market-Related Data. Any third-party statistical, industry and market-related data included in the Registration Statement, the General Disclosure Package, the Final Prospectus, any written Section 5(d) Communication and any “road show” as defined in Rule 433(h) of the Act are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.  The Company has obtained written consents for the use of such data from such sources to the extent required.

(xxxvi)         Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of the Controlled Entities or any of their respective properties that, if determined adversely to the Company or any of the Controlled Entities, would individually or in the aggregate have a Material Adverse Effect, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the Company’s knowledge or to the knowledge of any executive officer of the Company, contemplated.  There are no legal or government proceedings that are required to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus and which are not so described.

(xxxvii)      No Pending Proceedings against directors and executive officers. To the Company’s best knowledge after due inquiry, none of the Company’s directors and executive officers is a party to any legal, governmental or regulatory proceedings that would result in such director or officer to be unsuitable for his or her position on the Company’s Board of Directors (the “Board”) or in the Company.

(xxxviii)   Preliminary Prospectuses. Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and the applicable rules and regulations of the Commission thereunder.

(xxxix)         Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” as defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xl)                              PFIC Status. The Company was not a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for federal income tax purposes for its most recently completed taxable year, and does not expect to be a PFIC for its current taxable year or in the foreseeable future.

(xli)                           Possession of Intellectual Property. The Company and the Controlled Entities own or possess or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, service marks, licenses, approvals, trade secrets, databases, logos, designs, proprietary processes, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof and unpatented and unpatentable proprietary or confidential information, inventions, systems and procedures (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed to be conducted as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect.  Except as disclosed in the Registration Statement, General Disclosure Package and the Final Prospectus and to the best knowledge of the Company after due inquiry, (A) there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Controlled Entities; (B) there is no material infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, the Controlled Entities or third parties of any of the Intellectual Property Rights of the Company or the Controlled Entities; (C) there is no material pending or threatened action, suit, proceeding or claim by others challenging the Company’s or any Controlled Entity’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) there is no material pending or threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (E) there is no material pending or threatened action, suit, proceeding or claim by others, and neither the Company nor any of the Controlled Entities has received any letter, notice or warning (whether written or unwritten) from others alleging, that the Company or any Controlled Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (F) none of the Intellectual Property Rights used by the Company or the Controlled Entities in their businesses has been obtained or is being used by the Company or the Controlled Entities in violation of any contractual obligation binding on the Company or any of the Controlled Entities or in violation of the rights of any persons; (i) the Company is unaware of any facts which it believes would form a reasonable basis for a successful challenge that any of the employees it currently employs are in or have ever been in material violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, noncompetition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or the Controlled Entities, or actions undertaken by the employee while employed with the Company or the Controlled Entities; (ii) neither the Company nor any of the Controlled Entities are under an obligation to assign any of their rights in their patents and patent applications to a third party; (iii) the Company and the Controlled Entities are not in breach of, and have complied in all material respects with all terms of, any license or other agreement relating to Intellectual Property Rights; and (iv) the business of the Company and the Controlled Entities are conducted in compliance with the applicable intellectual property laws and regulations in the PRC and all other applicable jurisdictions in all material respects.

(xlii)                        No Sale, Issuance and Distribution of Shares. The Company has not sold, issued or distributed any ordinary shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Act.

(xliii)                     Registration Statement Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement, any Additional Registration Statement or the most recent Statutory Prospectus or, in the case of documents, to be included as exhibits to the Registration Statement that are not described and filed as required.

(xliv)                    Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act (a “Foreign Private Issuer”).

(xlv)                       Absence of Required Disclosure. No relationship, direct or indirect, exists between or among the Company or any of the Controlled Entities, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of the Controlled Entities, on the other, that is required by the Act to be described in the Registration Statement, the General Disclosure Package or the Final Prospectus and that is not so described in such documents; the Company has not, directly or indirectly, including through any of the Controlled Entities, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company or any of the Controlled Entities, or to or for any family member or affiliate of any director or executive officer of the Company or any of the Controlled Entities.

(xlvi)                    Independence of KPMG. KPMG Huazhen LLP, (“KPMG”), which has certified certain consolidated financial statements of the Company, is an independent registered public accounting firm with respect to the Company and the Controlled Entities within the applicable rules and regulations adopted by the Commission and the U.S. Public Company Accounting Oversight Board and as required by the Act.

(xlvii)                 Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as disclosed in the Registration Statement, the General Disclosure Package and the final prospectus, (i) the Company, the Controlled Entities and the Board are in compliance with the provisions of Sarbanes-Oxley and all Exchange Rules that are applicable to them as of the date of this Agreement, and (ii) the Company and each of the Controlled Entities maintain a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (E) the Company has made and kept books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets. The Internal Controls are, or upon consummation of this offering will be, overseen by the Audit Committee (the “Audit Committee”) of the Board. The Company’s internal controls over financial reporting and disclosure controls (as such terms are defined in Rule 13a-15(f) and Rule 13a-15(e) of the Exchange Act, respectively) comply with the requirements of the Exchange Act.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not expect to publicly disclose or report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the Securities Laws, or any matter which, if determined adversely, would have a Material Adverse Effect.

(xlviii)              Absence of Accounting Issues. The Company has not received any notice, oral or written, from the Board stating that it is reviewing or investigating, and neither have the Company’s independent auditors recommended that the Board review or investigate, (A) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies, (B) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior two fiscal years, or (C) any Internal Control Event.

(xlix)                    Absence of Payment Obligation. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, neither the Company nor any of the Controlled Entities has any material obligation to provide or has not made the required payment for retirement, healthcare, death or disability benefits to any of the present or past employees of the Company or any of the Controlled Entities, or to any other person.

(l)                                     Absence of Labor Dispute; Compliance with Labor Law. No labor dispute, work stoppage, slow down or other conflict with the employees of the Company or any of the Controlled Entities exists or, to the knowledge of the Company, is contemplated. The Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the Company’s or the Controlled Entities’ suppliers, partners, third-party logistics providers, IT service providers, payment processors, games developers or contractors that could have a Material Adverse Effect on the Company or any of the Controlled Entities.

(li)                                  Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the General Disclosure Package and the Final Prospectus accurately and fully describes (A) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, (B) judgments, estimates and uncertainties affecting the application of the foregoing critical accounting policies, and (C) the likelihood that different amounts would be reported under different conditions or using different assumptions and an explanation thereof.  The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and have consulted with its independent accountants with regard to such disclosure.

(lii)                               Liquidity.  The Registration Statement, the General Disclosure Package and the Final Prospectus fairly and accurately describe all material trends, demands, commitments, events, uncertainties and the potential effects thereof known to the Company, and that the Company believes would materially affect its liquidity and are reasonably likely to occur.  The Registration Statement, the General Disclosure Package and the Final Prospectus fairly and accurately describe in all material respects all off-balance sheet transactions, arrangements, commitments and obligations of the Company or the Controlled Entities.

(liii)                            No Finder’s Fee. There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.  There are also no arrangements, agreements, understandings, payments or issuance with respect to the Company, the Controlled Entities, or any of their officers, directors, shareholders, sponsors, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the FINRA.

(liv)                           Application of Proceeds. The application of the net proceeds received by it in connection with this offering as described in the Registration Statement, the General Disclosure Package and the Final Prospectus will not (A) contravene any provision of any current and applicable laws or the current memorandum and articles of association, charter or other constitutive documents of the Company or any of the Controlled Entities, (B) contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any of the Controlled Entities, or (C) contravene or violate the terms or provisions of any governmental authorization applicable to any of the Company or any of the Controlled Entities.

(lv)                              Compliance with PRC Overseas Investment and Listing Regulations. Except as described in the General Disclosure Package and the Final Prospectus, each of the Company and the Controlled Entities has complied, and has taken all steps to ensure compliance by each of its shareholders, sponsors, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such Person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the CSRC and the SAFE).

(lvi)                           M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the State Administration of Foreign Exchange on August 8, 2006, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. The issuance and sale of the Offer Shares and the American Depositary Shares, the listing and trading of the American Depositary Shares on the [NASDAQ Global Market] and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (i) are not and will not be, as of the date hereof or at the Closing Date or an Optional Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (ii) do not require the prior approval of the CSRC.

(lvii)                        Environmental Laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, (A)(i) neither the Company nor any of the Controlled Entities is in violation of, or has any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources (including biota), to health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) neither the Company nor any of the Controlled Entities owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (iii) neither the Company nor any of the Controlled Entities is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) neither the Company nor any of the Controlled Entities is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, (v) neither the Company nor any of the Controlled Entities is subject to any claim by any governmental agency or governmental body or person relating to Environmental Laws or Hazardous Substances, and (vi) the Company and the Controlled Entities have received and are in compliance with all, and have no liability under any permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, except in each case covered by clauses (1) — (6) such as would not individually or in the aggregate have a Material Adverse Effect, (B) to the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would have a Material Adverse Effect, (C) to the knowledge of the Company, there are no requirements proposed for adoption or implementation under any Environmental Law that would reasonably be expected to have a Material Adverse Effect, and (D) in the ordinary course of its business, the Company periodically evaluates the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of it and the Controlled Entities, and, on the basis of such evaluation, the Company has reasonably concluded that such Environmental Laws will not, singly or in the aggregate, have a Material Adverse Effect.  For purposes of this subsection “Hazardous Substances” means (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (b) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

(lviii)                     Compliance with Anti-Corruption Laws. Neither the Company nor any of the Controlled Entities or affiliates, nor, to the  best knowledge of the Company after due inquiry, any directors, officers or employees of the Company or any of the Controlled Entities, nor any agents or other person associated with or acting on behalf of the Company or any of the Controlled Entities, has (A) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, (C) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws, or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and the Controlled Entities have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein.

(lix)                           Compliance with Anti-Money Laundering Laws. The operations of the Company and the Controlled Entities are and have at all times been conducted in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable anti-money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of the Controlled Entities with respect to the Anti-Money Laundering Laws is pending or threatened.

(lx)                              Compliance with Sanctions.

(A)                               Neither the Company nor any of the Controlled Entities, nor any shareholders, affiliates, directors, officers or employees, nor, to the best knowledge of the Company, any agent, affiliate, representative or person associated with or acting on behalf of the Company, any of its shareholders, affiliates or the Controlled Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that:

(i)                                     is the subject or target of any economic or financial sanctions or trade embargoes administered or enforced by the U.S. Government (including, without limitation, the Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), the Swiss Secretariat of Economic Affairs (“SECO”), the Hong Kong Monetary Authority (“HKMA”), the Monetary Authority of Singapore (“MAS”) or any other relevant sanctions authority, each as amended, or any executive order, directive or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued pursuant to such authority (collectively, “Sanctions”), or

(ii)                                  is located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria).

(B)                               The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other Person:

(i)                                     to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(ii)                                  in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii)                               The Company and the Controlled Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(lxi)                           Authorization of Registration Statements. The Registration Statements, the Statutory Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, the ADS Registration Statement and the Exchange Act Registration Statement and the filing of the Registration Statements, the Statutory Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, the ADS Registration Statement and the Exchange Act Registration Statement with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statements, the ADS Registration Statement and the Exchange Act Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(lxii)                        Merger or Consolidation. Neither the Company nor any of the Controlled Entities has entered into any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses.

(lxiii)                     Validity of Choice of Law. The choice of the laws of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of the Cayman Islands and will be recognized and upheld by courts in the Cayman Islands. The Company has the power to submit, and pursuant to Section 19 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in the Borough of Manhattan in The City of New York, New York (each, a “New York Court”) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 19 of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to the Transaction Documents, the General Disclosure Package, the Registration Statement, the ADS Registration Statement or the offering of the Offered Securities in any New York Court, and service of process in any manner permitted by applicable laws effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided herein or in the Deposit Agreement.

(lxiv)                    No Immunity. None of the Company, any of the Controlled Entities or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, the United States or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman, New York State or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Transaction Documents; and, to the extent that the Company, any of the Controlled Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Controlled Entities waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 19 of this Agreement and Section 7.6 of the Deposit Agreement.

(lxv)                       Enforceability of Judgment. Except as disclosed in the financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands and PRC, provided that (A) with respect to courts of the Cayman Islands, such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is not in respect of taxes, a fine or a penalty, and (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, and (B) with respect to courts of the PRC, (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the PRC, (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (iv) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in a foreign court. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or PRC.

(lxvi)                    Absence of Off-Balance Sheet Transactions. Except as disclosed in the financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of the Company or any of the Controlled Entities with unconsolidated entities or other persons.

(lxvii)                 No Unapproved Marketing Documents. The Company has not distributed and will not distribute, prior to the later of the latest Closing Date and the completion of the Underwriters’ distribution of the Offered Securities, any offering material in connection with the offering and sale of the Offered Securities, other than the preliminary prospectus dated October 9, 2018, the Final Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement and any General Use Issuer Free Writing Prospectus set forth on Schedule C-1 hereto.

(lxviii)              FINRA Affiliation. There are no affiliations or associations between (A) any member of FINRA and (B) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was first filed with the Commission.

(lxix)                    Related Party Transactions. All related party transactions required to be disclosed under the Securities Laws are disclosed in the General Disclosure Package under the heading “Related Party Transactions,” and such disclosure is true and accurate in all material respects.

(lxx)                       Representation of Officers and/or Directors. Any certificate signed by any officer or director of the Company and delivered to the Representatives or counsel for the Underwriters as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to each Underwriter.

(lxxi)                    Non-Compete and Confidentiality. The Company has entered into non-compete agreements and confidentiality agreements with all of its non-independent directors and the executive officers and employees of the Company and Controlled Entities with whom the signing of such agreements are determined by the Company as necessary to protect the intellectual property, know-how and other proprietary information of the Company and the Controlled Entities, and such agreements shall be valid and enforceable during the employment and post-employment periods of such directors, executive officers and employees as specified in the relevant agreements.

(lxxii)                 Stock Options.  With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company (the “Company Stock Plans”), (A) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors (or a duly constituted and authorized committee thereof) of the Company or, if applicable, a Controlled Entity, and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto; (B) each such grant was made in accordance with the terms of the Company Stock Plans, the Exchange Act and all other applicable Exchange Rules; and (C) each such grant was properly accounted for in accordance with GAAP in the consolidated financial statements (and the notes thereto) of the Company included in the Registration Statement, the General Disclosure Package and the Final Prospectus. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting, Stock Options prior to, or otherwise coordinating the grant of Stock Options with, the release or other public announcement of material information regarding the Company or the Controlled Entities or their results of operations or prospects.

2.                                      Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company  agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of US$      per ADS (the “Purchase Price”), that number of Firm Securities (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Firm Securities to be sold by the Company as the number of Firm Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

The Company will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at [10 A.M.], New York City time, on      , 2018, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date”.  For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering.

In addition, upon written notice from the Representatives given to [the Company] from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the Purchase Price per ADS.  The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities.  Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions).  No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given.  The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company.

3.                                      Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public upon the terms and conditions set forth in the Final Prospectus.  It is further understood that the Offered Securities are to be offered to the public initially at US$    per ADS (the “Public Offering Price”).

4.                                      Certain Agreements of the Company.

(a)                                 The Company agrees with the several Underwriters that:

(i)                                     Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement.  The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing.  If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to [10 P.M.], New York City time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(ii)                                  Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent (which consent shall not be unreasonably withheld or delayed); and the Company will also advise the Representatives promptly of (A) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (B) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (C) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information including, but not limited to, any request for information concerning any Section 5(d) Communication, (D) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (E) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)                               Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs or condition exists as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if, it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(iv)                              Section 5(d) Communication. If at any time following the distribution of any written Section 5(d) Communication there occurred or occurs an event or development as a result of which such written Section 5(d) Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives of such event and will promptly amend or supplement, to the extent practicable and permitted by applicable law, at its own expense, such written Section 5(d) Communication to eliminate or correct such untrue statement or omission.  Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(v)                                 Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.  For the purpose of the preceding sentence, “Availability Date” means the 60th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 120th day after the end of such fourth fiscal quarter.

(vi)                              Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (two of which will include all exhibits and the remainder of which will not include exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request.  The Final Prospectus shall be so furnished on the second business day following the date of this Agreement.  All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(vii)                           Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution of the Offered Securities.

(viii)                        Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.  However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on EDGAR, it is not required to furnish such reports or statements to the Underwriters.

(ix)                              Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) all fees and expenses in connection with the preparation and filing of the Registration Statement (including financial statements and exhibits), the ADS Registration Statement, the Exchange Act Registration Statement, any preliminary prospectus, the General Disclosure Package, the Final Prospectus, any Free Writing Prospectus and any Section 5(d) Communication prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified (excluding, for the avoidance of doubt, the fees, disbursements and expenses of the Underwriters’ counsels), (ii) the fees, disbursements and expenses of the Company’s counsels and accountants, (iii) all costs and expenses related to the transfer and delivery of the ADSs to the Underwriters, including any transfer or other similar taxes payable thereon, (iv) the cost of printing or producing any blue sky or legal investment memorandum in connection with the offer and sale of the Offered Securities under state or foreign securities laws and all expenses in connection with the qualification of the Offered Shares and the Offered Securities for offer and sale under state or foreign securities laws as provided in Section (vi) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the blue sky or legal investment memorandum, (v) all filing fees in connection with the review and qualification of the offering of the Offered Securities by FINRA, (vi) all costs and expenses incident to listing the Offered Securities on the [NASDAQ Global Market] and any registration thereof under the Exchange Act, (vii) the costs and expenses of qualifying the Offered Securities for inclusion in the book-entry settlement system of the Depositary Trust Company (“DTC”), (viii) the cost of printing ADRs corresponding to the Offered Securities, (ix) the costs and charges of any transfer agent, registrar or depositary, (x) the costs and expenses of the Company [and reasonable costs and expenses of the Underwriters] relating to investor presentations or any “road show” or Section 5(d) Communication undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, expenses associated with hosting investor meetings or luncheons, fees and expenses of any consultants engaged in connection with any road show or investor presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company, the representatives of the Underwriters and any such consultants, (x) the document production charges and expenses associated with the printing and delivery of this Agreement, the agreement among Underwriters, any dealer agreements, any closing documents (including compilations thereof) and such other documents as may be required in connection with the offering, issuance, sale, purchase and delivery of the Offered Securities, and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), and (xi) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  [It is understood that, the total amount of out-of-pocket costs and expenses for the underwriters to be reimbursed by the Company shall not exceed US$[1 million]. Notwithstanding the above, any reimbursement of fees and expenses that Underwriters have paid for or on behalf of the Company may be deducted from the purchase price for the Offered Securities set forth in Section 3 hereof.]

(x) Taxes. The Company will indemnify and hold harmless the Underwriters against any value-added taxes, income taxes, capital gains, stamp, issuance, transfer, transaction, documentary, registration, business, capital or other similar taxes or duties, including any interest and penalties, on the creation, issue, offer, sale and delivery of the Offered Securities and on the execution, delivery and enforcement  of this Agreement or the Deposit Agreement.  All payments to be made by the Company hereunder shall be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, imposts, fees, assessments or other charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges.  In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made. Notwithstanding anything to the contrary hereunder, the Company shall not be obligated to pay or indemnify the Underwriters against any net income, capital gains or similar taxes imposed on the Underwriters in any jurisdiction as a result of any present or former connection between the Underwriters and the jurisdiction imposing such tax.

(xi)                              Restriction on sale of Shares by the Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its ordinary shares or ADSs, or any securities convertible into or exchangeable or exercisable for any of its ordinary shares or ADSs (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge, or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Representatives, except for (A) the issuance, sale and transfer of the Offered Shares in this offering, (B) the grant or exercise of options to purchase ordinary shares, restricted stock, or other equity-based awards under any employee share incentive schemes existing on the date hereof, including (x) the Amended and Restated 2016 Global Share Incentive Plan and (y) the 2018 Share Incentive Plan (collectively, “Existing Plans”) and (C) the conversion of preference shares or convertible promissory notes outstanding on the date hereof of, if applicable, which the Representatives have been advised in writing or which is otherwise described in the Final Prospectus, provided that, in the case of clauses (B) and (C), the recipients of such shares, options, preference shares or convertible promissory notes holders execute a lock-up letter substantially in the form and substance set forth in Exhibit A covering the remainder of the Lock-Up Period, (D) the filing by the Company of a registration statement with the Commission on Form S-8 relating to the offering of securities granted or to be granted pursuant to the terms of the Existing Plans, and (E) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act; provided that (i) no transfer of Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs shall be made under such plan during the Lock-Up Period and (ii) to the extent a public announcement or filing is made by the Company, either voluntarily or required under the Exchange Act, such announcement or filing shall include a statement to the effect that no transfer of Ordinary Shares, ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs may be made under such plan during the Lock-Up Period.  The Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that the Representatives consent to in writing.

(xii)                           Agreement to Announce Lock-up Waiver. If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 6(n) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(xiii)                        Yinan Li Matters. The Company will not appoint Yinan Li or any person acting on his behalf to act as a director, officer or employee of the Company or its Controlled Entities at any time, or by any means allow Yinan Li to participate in or exercise any control or influence over the operations of the Company or its Controlled Entities. The Company will take effective corporate governance measures to deny and procure its directors, officers and employees to deny any access of any material non-public information about the Group to Yinan Li or any person acting on his behalf. For the avoidance of doubt, none of the protectors of the trust which has Yinan Li as the beneficiary and beneficially holds equity interests in the Company solely in that capacity shall be deemed as a person acting on behalf of Yinan Li.

(xiv)                       Maintaining the Listing. The Company will use commercially reasonable efforts to maintain the listing of the Offered Securities on the NASDAQ Global Market.

(xv)                          Compliance with the Deposit Agreement. The Company will, on or prior to each Closing Date, deposit the Offered Shares with the Depository in accordance with the provisions of the Deposit Agreement and comply with the Deposit Agreement so that Firm Securities or Optional Securities, as the case may be, will be issued by the Depositary against receipt of such Offered Shares and delivered to the Underwriters at each Closing Date.

(xvi)                       Cayman Islands Matters. The Company agrees that (i) it will not attempt to avoid any judgment applied or denied to it in a court of competent jurisdiction outside the Cayman Islands, (ii) following the consummation of the offering of the Offered Securities, it will use its best efforts to obtain and maintain all approvals required, if any, in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any, and (iii) it will use its best efforts to obtain and maintain all approvals required, if any, in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends, if any, and all other relevant purposes.

(xvii)                    Use of Proceeds. The Company agrees (i) to apply the net proceeds to the Company from the sale of the Offered Securities in the manner set forth under the heading “Use of Proceeds” in the Registration Statement, the General Disclosure Package and the Final Prospectus and to file such reports with the Commission with respect to the sale of the Offered Securities and the application of the proceeds therefrom as may be required by Rule 463 under the Act; (ii) not to invest, or otherwise use the proceeds received by the Company from its sale of the Offered Securities in such a manner as would require the Company or any of the controlled Entities to register as an investment company under the Investment Company Act or that would result in the Company being not in compliance with any applicable laws; and (iii) not to, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, including the Controlled Entities: (i) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or target of Sanctions; or (ii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).  Neither the Company nor the Controlled Entities has any material lending or other similar relationship with any bank or lending affiliate of any Underwriter, and neither the Company nor the Controlled Entities intends to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(xviii)                 Compliance with Laws. The Company will comply with and will require the Company’s directors and executive officers, in their capacities as such, to comply with all applicable Securities Laws, rules and regulations, including, without limitation, Sarbanes-Oxley. The Company and the Controlled Entities will undertake measures to implement, by the time such systems are required by the Exchange Act, systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act.

(xix)                       Absence of Manipulation. The Company agrees not to, and agree to cause the Controlled Entities not to, take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares or the Offered Securities.

(xx)                          No Offer or Sale of Shares. The Company agrees not to, at any time at or after the execution of this Agreement, directly or indirectly, offer or sell any Offered Shares or Offered Securities by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Offered Shares or the Offered Securities, in each case other than the Final Prospectus.

(xxi)                       Emerging Growth Company. The Company agrees to promptly notify the Representatives if the Company ceases to be either an Emerging Growth Company or a Foreign Private Issuer at any time prior to the later of (i) completion of the distribution of Offered Securities within the meaning of the Act (as notified by the Underwriters to the Company) and (ii) 15 days after expiration of the Lock-Up Period.

(xxii)                    Compliance with SAFE Rules and Regulations.  The Company will comply with any applicable rules and regulations of  SAFE (the “SAFE Rules and Regulations”), and will use all reasonable efforts to procure its shareholders and option holders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens, to comply with the SAFE Rules and Regulations applicable to them, including, without limitation, requesting each such shareholder and option holders to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(i)                                     [Citizenship of the Shareholders of the VIE.  The Company agrees that in the event any of the shareholders of any of the VIEs is no longer a PRC citizen or a PRC entity; or has obtained citizenship or naturalization in any other jurisdiction, the Company will immediately (A) undertake and cause the transfer of shares in the VIE(s) owned by such shareholder to existing shareholders of the respective VIE or such other persons who are PRC citizens and who do not have applications for naturalization pending in any other jurisdiction so as to comply with the terms of any Licenses necessary or material to the conduct of the business of the Company and the Controlled Entities as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, (B) cause the amendment and the execution and delivery of the relevant VIE Agreements so as to become valid and legally binding obligations of the parties thereto, enforceable in accordance with their terms, and (C) to complete any required filing or registration with any person (including any governmental agency or body or any court) pursuant to relevant PRC law, statutes or any order, rule or regulation of any PRC governmental agency and the VIE Agreements.]

(xxiii)                 Furnish Trademarks and Corporate Logos.  Upon request of any Underwriter, the Company will furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the offering of the Offered Securities.

5.                                      Free Writing Prospectuses and Section 5(d) Communications. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission.  Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has/ made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Offered Securities.

6.                                      Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the condition that each of the Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement shall have become effective not later than [10 P.M.], New York City time, on the date hereof and to the following additional conditions precedent:

(a)                                 Representations and Warranties. The representations and warranties of the Company contained in this Agreement and any certificates delivered pursuant to this Agreement shall be true and correct as of the Closing Date, and the Company has complied with all of the agreements, performed all of its obligations and satisfied all of the conditions hereunder on its part that are required to be complied with, performed or satisfied on or before the Closing Date.

(b)                                 Effectiveness of Registration Statement. The Registration Statement, the ADS Registration Statement and the Exchange Act Registration Statement have become effective on the date of this Agreement. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section (i) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, shall be contemplated by the Commission.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A. No Issuer Free Writing Prospectus, Statutory Prospectus or amendment or supplement to the Registration Statement, the ADS Registration Statement or the Final Prospectus shall have been filed to which the Representatives shall have objected in writing.

(c)                                  No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Shares; (ii) any change in either U.S., or PRC or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Shares, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, NASDAQ Global Market, or any setting of minimum or maximum prices for trading on such exchange; (iv) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal, New York or PRC authorities; (vi) any major disruption of settlements of securities, payment or clearance services in the United States, the PRC or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or the PRC, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Shares or to enforce contracts for the sale of the Offered Shares..

(d)                                 Accountants’ Comfort Letters. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of KPMG, confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus; provided that the letter delivered on each Closing Date shall use a “cut-off date” not earlier than three business days or other time agreed by the Representatives prior to such Closing Date.

(e)                                  Opinion of U.S. Counsel for the Company. The Representatives shall have received the opinions and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives.

(f)                                   Opinion of Hong Kong Counsel for the Company. The Representatives shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, Hong Kong counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives.

(g)                                  Opinion of Cayman Islands Counsel for the Company. The Representatives shall have received the opinion of Maples and Calder (Hong Kong) LLP, Cayman counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives.

(h)                                 Opinion of PRC Counsel for the Company. The Representatives shall have received the opinion of Dahui Lawyers, PRC counsel for the Company, dated such Closing Date, in form and substance satisfactory to the Representatives.

(i)                                     Opinion of U.S. Counsel for the Underwriters. The Representatives shall have received from Kirkland & Ellis International LLP, United States counsel for the Underwriters, a disclosure letter and an opinion, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(j)                                    Opinion of PRC Counsel for the Underwriters.  The Representatives shall have received an opinion of Jingtian & Gongcheng, PRC counsel for the Underwriters, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives.

(k)                                 Opinion of Depositary’s Counsel. The Representatives shall have received the opinions of Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, in form and substance satisfactory to the Representatives.

(l)                                     Officers’ Certificate. The Company shall have furnished or caused to be furnished to the Representatives certificates of executive and principal financial or accounting officers of the Company, dated such Closing Date, satisfactory to the Representatives, in which such officers shall represent as follows: (i) the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date, (ii) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission, (iii) the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission, (iv) subsequent to the date of the most recent financial statements in the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no development or event having a Material Adverse Effect, or any development or event involving a prospective change that is reasonably likely to have a Material Adverse Effect except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus or as described in such certificate, and (v) such other matters as the Representatives may reasonably request.

(m)                             Chief Financial Officer’s Certificate. The Chief Financial Officer of the Company shall have furnished to the Representatives, dated, respectively, the date hereof and such Closing Date, certificates to the effect that certain operating and financial data disclosed in the Registration Statement, the General Disclosure Package and the Final Disclosure Package have been derived from and verified against the Company’s accounting and business records, and he has no reason to believe that such data is not true and correct.

(n)                                 Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lock-up letters from each of the directors, executive officers and all of the Company’s existing shareholders, each substantially in the form and substance set forth in Exhibit A-1.

(o)                                 Yinan Li’s Undertakings. On or prior to the date hereof, the Representatives shall have received the Undertakings from Yinan Li in the form and substance set forth in Exhibit A-2.

(p)                                 Deposit Agreement. The Company and the Depositary shall have executed and delivered the Deposit Agreement, and the Deposit Agreement shall be in full force and effect and the Company and the Depositary shall have taken all actions necessary to permit the deposit of the Offered Shares and the issuance of the Offered Securities in accordance with the Deposit Agreement.

(q)                                 Depositary Side Letter. The Company shall have entered into a side letter agreement with the Depositary (the “Depositary Side Letter”), instructing the Depositary, for a period of 180 days after the date of the Prospectus, not to accept any deposit by the persons specified therein of any Class A Ordinary Shares in the Company’s ADS facility or issue any new ADSs evidencing the ADSs to any such person subject to the exceptions stated in the Depositary Side Letter or further instructions by the Company.

(r)                                    Depositary Certificate. The Depositary shall have furnished or caused to be furnished to the Representatives at such Closing Date, certificates satisfactory to the Representatives evidencing the deposit with it of the Offered Shares being so deposited against issuance of the Offered Securities to be delivered by the Company at such Closing Date, and the execution, countersignature (if applicable), issuance and delivery of such Offered Securities pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(s)                                   Listing. The Offered Securities shall have been approved to be listed on the [NASDAQ Global Market].

(t)                                    No FINRA Objection. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereunder.

(u)                                 DTC.  On or prior to the First Closing Date, the Offered Securities shall be eligible for clearance and settlement through the facilities of DTC.

(v)                                 Filing Fees. The Company shall have paid the required Commission filing fees relating to the Offered Securities in such amount and within the time frame provided in the Act and the Rules and Regulations.

(w)                               Requested Information. On such Closing Date, the Representatives and counsel for the Representatives shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the General Disclosure Package and the Final Prospectus, issuance and sale of the Offered Shares or Offered Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Optional Securities on an Optional Closing Date which is after the First Closing Date, the obligations of the several Underwriters to purchase the relevant Optional Securities shall be deemed terminated by the Company at any time at or prior to the First Closing Date or such Optional Closing Date, as the case may be, unless as otherwise provided, and such termination shall be without liability of any party to any other party except as provided in Section 10.

Notwithstanding the immediately preceding paragraph, the Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the First Closing Date, an Optional Closing Date or otherwise.

7.                                      Indemnification and Contribution.

(a)                                 [Indemnification of the Underwriters by the Company. The Company will indemnify and hold harmless each Underwriter and its affiliates, such Underwriter and affiliates’ respective partners, members, directors, officers, employees, agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement or any amendment thereof at any time, the ADS Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus, any Issuer Free Writing Prospectus, or any written Section 5(d) Communication or any “road show” as defined in Rule 433(h) under the Act, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.]

(b)                                 Indemnification of the Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus, any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: their respective names and addresses appearing in the first paragraph and the concession figure in the sixth paragraph under the caption “Underwriting.”

(c)                                  Actions against Parties; Notification. In case any suit, action, proceeding (including any governmental investigation), claim or demand shall be instituted involving any person in respect of which indemnity may be sought pursuant to subsection (a) or (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party) to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, all persons who are agents of any Underwriter or all persons who are directors, officers and affiliates of any Underwriters within the meaning of Section 405 under the Securities Act, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Offered Securities underwritten by it exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d).

8.                                      Termination.  The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, (a) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the NYSE or the NASDAQ Global Market, (b) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (c) a material disruption in securities settlement, payment or clearance services in the United States, Cayman Islands, Hong Kong or the PRC shall have occurred, (d) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State Cayman Islands, Hong Kong or the PRC authorities or (e) there shall have occurred any outbreak or escalation of hostilities or act of terrorism, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the sole and absolute discretion of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause 8, makes it, in the sole and absolute discretion the Representatives, impracticable to proceed with the offer, sale or delivery of the Offered Securities on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or the Final Prospectus.

9.                                      Default of Underwriters.  If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date.  If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination).  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.                               Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities.  If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 7 hereof shall remain in effect.  In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 1 and all obligations under Section 4 shall also remain in effect.

11.                               Notices.  All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives at: Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, facsimile number: +1 212 538 9908, Attention: Paul Riley; Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, United States, facsimile number: +1 212 816 7912, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Niu Technologies, No. 10 Wangjing Street, Building A, 11/F, Chaoyang District, Beijing 100102, People’s Republic of China, facsimile number: +86 10-6432-1899 , Attention: Chief Financial Officer; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.                               Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 10, and no other person will have any right or obligation hereunder.

13.                               Representation.  The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

14.                               Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.                               Absence of Fiduciary Relationship.  The Company acknowledges and agrees that:

(a)                                 The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b)                                 The price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Representatives, and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)                                  The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)                                 The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including their respective shareholders, employees or creditors.

16.                               Contractual recognition of bail-in. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Company and the Representatives, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)                                 the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Representatives to the Company under this agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)                                     the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)                                  the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Representatives or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii)                               the cancellation of the BRRD Liability;

(iv)                              the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)                                 the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 16:

“Bail-In Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Bail-in Powers” means the powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

“BRRD Liability” means a liability in respect of which the relevant Bail-in Powers may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Representatives.

17.                               Currency.  The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.  If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

18.                               Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

19.                               Applicable Law and Jurisdiction.  THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company hereby submits to the non-exclusive jurisdiction of any New York Court in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any New York Court and irrevocably and unconditionally waives and agrees, to the fullest extent permitted by law, not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.  The Company irrevocably appointed Law Debenture Corporate Services Inc. as its authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 11, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.  The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

20.                               Waiver of Jury Trial. The Company irrevocably waives, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company, one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

NIU TECHNOLOGIES

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

Acting on behalf of themselves and as the Representatives of the several Underwriters.

SCHEDULE A

Underwriter	Total Number of Firm Securities to be Purchased	Number of Optional Securities to be Purchased if Maximum Option Exercised
Credit Suisse Securities (USA) LLC	[•]	[•]
Citigroup Global Markets Inc.	[•]	[•]
Needham & Company, LLC	[•]	[•]

Total	[•]	[•]

A-1

SCHEDULE B

ELLY Holdings Limited

Future Capital Discovery Fund I, L.P.

GGV Capital Select L.P.

GGV Capital V Entrepreneurs Fund L.P.

GGV Capital V L.P.

Glory Achievement Fund Limited

GSR Principals Fund IV, L.P.

GSR Ventures IV, L.P.

Huaxing Capital Partners II, L.P.

Hyperfinite Galaxy Holding Limited

IDG China IV Investors L.P.

IDG China Venture Capital Fund IV L.P.

IDG-Accel China Growth Fund III L.P.

IDG-Accel China III Investors L.P.

INNOVATION WORKS DEVELOPMENT FUND II, L.P.

INNOVATION WORKS PARALLEL FUND II, L.P.

Longstanding Holdings Limited

Niu Holding Inc.

Olive Hill Holdings Inc.

Phoenix Auspicious Internet Investment L.P.

Phoenix Wealth Investment (Holdings) Limited

Plum Angel Investment Co., Ltd.

SCC Andromeda Venture Limited

SCC Venture V Holdco I, Ltd.

B-1

Zhen Partners Fund III, L.P.

Yan Li

Token Yilin Hu

Jenny Hongwei Lee

Changqing Ye

Xiaojun Li

Mei-Wei Cheng

Julian Juul Wolhardt

John Jinshu Zhang

Carl Chuankai Liu

Hardy Peng Zhang

B-2

SCHEDULE C-1

General Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)

1.                                      [None.]

Other Information Included in the General Disclosure Package

1.                                      Pricing Information: US$    per ADS

C-1-1

SCHEDULE C-2

Limited Use Issuer Free Writing Prospectuses (included in the General Disclosure Package)

[None.]

C-2-1

SCHEDULE C-3

Written Section 5(d) Communications

[•]

C-3-1

SCHEDULE D

Controlled Entities of the Company

D-1

Exhibit A-1

Lock-Up Agreement

, 2018

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
United States

Re: Niu Technologies - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule A to such agreement (collectively, the “Underwriters”), with Niu Technologies, an exempted company with limited liabilities incorporated under the laws of the Cayman Islands (the “Company”), providing for a public offering (the “Offering”) of its American Depositary Shares (the “ADSs”), each representing a certain number of ordinary shares of the Company (the “Shares”) pursuant to a Registration Statement on Form F-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the ADSs, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any ADSs or Shares of the Company, or any options or warrants to purchase any ADSs or Shares of the Company, or any securities convertible into, exchangeable for or that represent the right to receive ADSs or Shares of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the “Undersigned’s Securities”).  The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Undersigned’s Securities would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such ADSs or Shares.

Exhibit A-1-1

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the date of the Offering set forth on the final prospectus (the “Public Offering Date”) used to sell the ADSs pursuant to the Underwriting Agreement. However, notwithstanding anything else in this Lock-Up Agreement, the Lock-Up Period will terminate and the undersigned will be released from its obligations hereunder on the earlier of (1) the date that the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, or (2) termination of the Underwriting Agreement before the closing of the Offering.

If the undersigned is an officer or director of the Company, (i) the undersigned further agrees that the foregoing restrictions shall be equally applicable to any issuer-directed ADS or Shares the undersigned may purchase in the Offering, (ii) Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of the Undersigned’s Securities, Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. will notify the Company of the impending release or waiver, and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  For purposes of this Lock-Up Agreement, “business day” shall mean any day which is not a Saturday, Sunday, legal holiday or other day on which banking institutions in The City of New York, PRC or Hong Kong are authorized by law or governmental regulation to close.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer. Notwithstanding the foregoing and anything else to the contrary hereunder, nothing in this Lock-Up Agreement restricts the undersigned that is not an officer or director of the Company from transferring the Undersigned’s Securities acquired in the Offering.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) acquired in open market transactions after the Public Offering Date, provided that no filing by any party under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with such sale, (ii) by will or intestacy or for estate planning purposes, to an immediate family member of the undersigned, or to a trust or an entity beneficially owned and controlled by the undersigned, or to a partner, member, stockholder or other equity holder of the undersigned or, if the undersigned is an investment fund or an investment fund manager, to any investment fund controlled or managed by the undersigned or managed by the same investment fund manager as the undersigned, in each case as part of a distribution without consideration by the undersigned, provided in each case that the transferee or transferees agree to be bound in writing by the restrictions set forth herein prior to such transfer, no filing by any party (transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer and any such transfer shall not involve a disposition for value, (iii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (iv) with the prior written consent of Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. on behalf of the Underwriters, or (v) in connection with the registration of the offer and sale of ADSs as contemplated by the Underwriting Agreement and the sale of ADSs to the Underwriters.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  Furthermore, the restrictions set forth in this Lock-Up Agreement will not apply to the sale or tender to the Company by the undersigned of any ADSs or Shares acquired by the exercise of any of the undersigned’s rights to acquire any ADSs or Shares issued pursuant to any share option or similar equity incentive or compensation plan of the Company (collectively, the “Equity Incentive Grants”) or withholding by the Company of any such ADSs or Shares for tax withholding purposes in connection with the vesting of Equity Incentive Grants that are subject to a taxable event upon vesting, provided that in each case, such plan is in effect as of Public Offering Date as disclosed in the prospectus for the Offering, and provided further that any ADSs or Shares issued upon exercise of such Equity Incentive Grants shall be subject to the restrictions set forth in this Lock-Up Agreement.  In addition, the undersigned agrees that, without the prior written consent of Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. on behalf of the Underwriters, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any of the Undersigned’s Securities.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Securities except in compliance with the foregoing restrictions.

Exhibit A-1-2

Notwithstanding anything herein to the contrary, the undersigned may establish a Rule 10b5-1 plan, provided, however, that such plan does not provide for the transfer of Securities during the Lock-Up Period, and provided further that no filing under the Exchange Act shall be required or voluntarily made during the Lock-Up Period in connection with such establishment.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. This Lock-Up Agreement shall lapse and become null and void if the Offering shall not have closed on or before June 30, 2019. This Lock-Up Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

Name

Authorized Signature

Title

Exhibit A-1-3

Exhibit A-2

, 2018

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013
United States

Re: NIU Technologies - Undertakings

Ladies and Gentlemen:

The undersigned, a PRC citizen (PRC personal identification number [•]), understands that you, propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule A to such agreement (collectively, the “Underwriters”) as representatives (the “Representatives”), with NIU Technologies, an exempted company with limited liabilities incorporated under the laws of the Cayman Islands (the “Company”), providing for a public offering (the “Offering”) of its American Depositary Shares (the “ADSs”), each representing a certain number of ordinary shares of the Company (the “Shares”) pursuant to a Registration Statement on Form F-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the ADSs, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby irrevocably and unconditionally undertakes that, (A) he or any person acting on his behalf will not act as a director, officer or employee of the Company or any of its subsidiaries and variable interest entities (collectively, the “Group”) or by any means participate in or exercise any control or influence over the operations of the Group, (B) he or any person acting on his behalf will not access or attempt to access any material non-public information about the Group unless such information is provided by the protectors of the Bull Trust pursuant to the deed of trust (the “Deed”) executed by the undersigned as Settlor and Ark Trust (Hong Kong) Limited as Trustee on August 22, 2018, (C) he, any person acting on his behalf or any entity directly or indirectly controlled by him will not make or take any actions or otherwise cause the violation of any applicable laws, rules and regulations and the Company’s constitutive documents and policies, in particular, those associated with insider trading, (D) he will not breach or violate or cause any breach or violation of the Deed by any means, AND (E) he will not breach or violate or cause any breach or violation of any other agreements or undertakings between the undersigned and the Representatives.

Exhibit A-2-1

The undersigned understands that the Company and the Underwriters are relying upon this Undertaking in proceeding toward the consummation of the Offering. The undersigned further understands that this Agreement shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

LI, Yinan (李一男)

Exhibit A-2-2

Exhibit B

FORM OF WAIVER OF LOCK-UP

, 2018

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Niu Technologies (the “Company”) of [•] ordinary shares, par value US$0.0001 per share, of the Company in the form of     American depositary shares, and the lock-up letter dated _______, 2018 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated ________, 2018, with respect to     ordinary shares (the “Shares”).

The undersigned hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [•]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

Acting severally on behalf of themselves and the several Underwriters named in Schedule A hereto

By:
Name:
Title:

cc: Company

Exhibit B-1

Exhibit C

PRESS RELEASE

NIU TECHNOLOGIES

[DATE]

Niu Technologies (the “Company”) announced today that it is notified by Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc., the lead joint bookrunners in the Company’s recent public sale of _____ American Depositary Shares, representing _____ ordinary shares of the Company, Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc. are [waiving][releasing] a lock-up restriction with respect to ____ ordinary shares of the Company held by [certain officers or directors] [an officer or director] of the Company.  The [waiver][release] will take effect on ____, 20__, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration, or an exemption from registration, under the United States Securities Act of 1933, as amended.

Exhibit C-1